UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 6, 2006

Date of Report (date of earliest event reported)

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-306567	87-0638510
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of principal executive offices)

(801) 765-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2006, Raser Technologies, Inc. (the “Company”), AMP Resources, LLC (the “Maker”), Highland Capital Partners VI Limited Partnership, Highland Capital Partners VI-B Limited Partnership, Highland Entrepreneurs’ Fund VI Limited Partnership and SCP/AR, LLC (collectively, the “Investors”) entered into a 10% promissory note due 2007 (the “Note”) pursuant to which the Company may lend to the Maker an aggregate principal amount of up to $5,000,000 (the “Maximum Principal Amount”). So long as the Maker is not in default under the Note and with agreement of the Company on amounts dispersed under the Note, the Maker may draw from the Note up to the Maximum Principal Amount. As of April 11, 2006, the Maker has drawn $3,819,748.80 against the Maximum Principal Amount. The entire unpaid principal balance and accrued, but unpaid, interest under the Note shall be due and payable upon the earlier to occur of March 1, 2007 or the achievement of certain other milestones involving certain geothermal power production projects of the Maker (the “Geothermal Projects”), including but not limited to the sale or financing of certain of the Geothermal Projects or the sale or assignment of contracts covering certain of the Geothermal Projects. Payments of principal or interest under the Note are subordinate to certain obligations of the Maker.

The Note will accrue interest at a rate of 10% per annum, compounded annually, subject to adjustment. The principal and interest of the Note may not be prepaid in whole or in part, without premium or penalty, without the prior written consent of the holders of two thirds of the equity interests of the Maker. The principal and interest on the Note is unsecured and the Note is non-transferable and non-negotiable.

The Note provides that the Maker and the Company intend to secure the Note with all assets of the Maker. The Note also provides that the Maker and the Company intend to (i) subordinate the Note (notwithstanding any security interest provided by the Maker) in all respects, including payment or priority, and including but not limited to right of payment, right of priority, right of set off, right or initiation of proceedings to (A) any and all obligations of any kind of the Maker to (including rights of repayment, redemption, repurchase or extinguishment of obligation), and the rights of, the Investors, and (B) any and all outstanding financial or other obligations owed by the Maker to the Investors (including but not limited to all amounts that are due to the Investors by reason of equity redemptions); and (ii) provide that payment on the Note is pari passu with (A) any and all rights of Amp Capital Partners, LLC (“Amp Capital”) in and to any collateral they may have in the Maker or its subsidiaries and (B) any and all outstanding financial or other obligations owed to the Maker by Amp Capital.

The Note includes events of default that include non-payment of principal or interest when due and payable, certain bankruptcy events of the Maker and the issuance of certain writ or orders of attachment, levy or garnishment against or upon the Maker.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

/s/ William Dwyer
William Dwyer
Chief Financial Officer

Dated: April 11, 2006